                                                             Exhibit 1.A.(13)(a)



RIDER FOR TERM INSURANCE BENEFIT ON LIFE OF SECOND INSURED TO DIE

This benefit is part of this contract only if it is included in the list of other benefits on the contract data pages. As part of the contract, it is subject to all the provisions of the contract.

Benefit
We will pay an amount under this rider if we receive due

proof that the death of the second Insured to die occurred in the term period for the rider and while this contract is in force. We will pay this amount to the beneficiary for insurance payable upon the death of the second Insured to die. But our payment is subject to all the provisions of the rider and of the rest of this contract.

We show the amount of term insurance under this benefit and the term period on a contract data page. The term period starts on the contract date. The anniversary at the end of the term period is part of that period.

Rider Charges
The maximum charge for this rider is shown under Adjustments to the Contract Fund. In determining this charge we will periodically consider factors such as mortality, persistency, expenses, taxes and/or investment experience.

Termination
This rider will end on the earliest of:
the end of its term period;
the end of the grace period if the contract is in default and the premium required to bring it out of default has not been paid; and the date the contract ends for any other reason.

Further, if you ask us in a form that meets our needs, we will cancel the benefit as of the first monthly date on or after we receive your request. Monthly charges due then and later will be reduced accordingly.

This rider is subject to the terms and conditions of the Incontestability and Suicide provisions of this contract.

Rider attached to and made part of this contract on the Contract Date.

                                      PROCESSING DATE: XXX XX, XXXX

                                 CONTRACT DATA

Insured(s) Information

 (1)   [JOHN DOE]    [Male],   [Issue Age 55]
 (2)   [MARY DOE]    [Female],   [Issue Age 52]

--------------------------------------------------------------------------------

Rating Class

 Insured (1)     [Non-smoker]
 Insured (2)     [Non-smoker]

--------------------------------------------------------------------------------

Basic Contract Information

 Policy Number    [xx xxx xx]
 Contract Date    [January 1, 2000]
 Premium Period   While either Insured is living
 Beneficiary      [See Beneficiary Provision attached]

 Loan Interest Rate                 5.00%
 Preferred Loan Interest Rate     4.25%
--------------------------------------------------------------------------------

Type of Death Benefit (see Death Benefit Provisions)

 Type  [A]

--------------------------------------------------------------------------------

Survivorship Insurance

 Basic Insurance Amount                        [$250,000.00]

 Additional amount(s) provided by rider(s). Refer to the appropriate form for details.

 Rider VL 194 C
  Rider for Term Insurance Benefit on Life of Second Insured to Die (Term Period is 4 years starting on the Contract Date)

  Amount                                            [$100,000.00]

 Total Survivorship Insurance on the Contract Date     [$350,000.00]

--------------------------------------------------------------------------------
                    CONTRACT DATA CONTINUED ON THE NEXT PAGE
Page 3 (2000)

                                         PROCESSING DATE: XXX XX, XXXX
                                         POLICY NO. XX XXX XXX

                            CONTRACT DATA CONTINUED

Minimum Initial Premium

 The minimum initial premium due on the Contract Date is  [$622.11].

--------------------------------------------------------------------------------

Contract Limitations

 The minimum premium we will accept is $25.00.

 The minimum Basic Insurance Amount is $250,000.00.
 The minimum decrease in Basic Insurance Amount is $10,000.00.

 The minimum amount you may withdraw is $500.00.
 The minimum amount you may borrow is $500.00.

 The surrender charge threshold is  [$250,000.00].

--------------------------------------------------------------------------------

Adjustments to Premium Payments

 From each premium paid we will:

 subtract a charge of up to 7.5% for any taxes attributable to premiums.  For
 --------
 purposes of this charge, the term "taxes attributable to premiums" shall include: (a) any federal, state or local income tax, (b) any premium, excise, or business tax, and (c) any other type of tax (or component thereof) measured by or based upon the amount of premium received by us.

 subtract a charge for sales expenses from premiums paid in the first five
 --------
 contract years at a rate of up to 12%.

 subtract a charge for sales expenses from premiums paid after the fifth
 --------
 contract year at a rate of up to 4%.

 The remainder of the premium is the invested premium amount.

--------------------------------------------------------------------------------

Adjustments to the Contract Fund

 On the Contract Date the contract fund is equal to the invested premium amount credited on that date, minus
                        -----

  a charge for administrative expenses of up to $0.10 per $1,000 of the basic insurance amount effective on the Contract Date plus $10.00.
                      CONTRACT DATA CONTINUED ON NEXT PAGE
Page 3A (2000)(NJ)

                                         PROCESSING DATE: XXX XX, XXXX
                                         POLICY NO. XX XXX XXX

                            CONTRACT DATA CONTINUED

  a charge for the cost of insurance of up to the maximum monthly rate (see Table of Maximum Monthly Insurance Rates) multiplied by the coverage amount divided by $1000. The coverage amount is equal to the death benefit (see Death Benefit) minus the contract fund.

 On each day after the contract date, we will adjust the contract fund by:

  adding any invested premium amounts.
  ------

  adding any increase due to investment results of the variable investment
  ------
  options.

  adding guaranteed interest at an effective annual rate of 4% (0.01074598% a
  ------
  day) on that portion of the contract fund that is not in a variable investment option (see Fixed Investments and Loans).

  adding any excess interest on that portion of the contract fund that is not in
  ------
  a variable investment option.

  subtracting any decrease due to investment results of the variable investment
  -----------
  options.

  subtracting a charge against the variable investment options at an effective
  -----------
  annual rate of not more than 0.90% a year (.00245475% a day) for mortality and expense risks that we assume.

  subtracting any withdrawals.
  -----------

  subtracting an administrative charge of up to $25.00 for any withdrawals.
  -----------

  subtracting an administrative charge of up to $25.00 for any decrease in Basic
  -----------
  Insurance Amount.

  subtracting an administrative charge of up to $25.00 for each transfer
  -----------
  exceeding twelve in any contract year.

  subtracting any surrender charge that may result from a withdrawal, surrender,
  -----------
  or reduction in the Basic Insurance Amount.

 And on each monthly date, we will adjust the contract fund by:

  subtracting a monthly charge for administrative expenses during the first five
  -----------
  Contract Years of up to $0.10 per $1000 of the Basic Insurance Amount plus $10.00.

  subtracting a monthly charge for administrative expenses after the first five
  -----------
  Contract Years of up to $0.05 per $1000 of the Basic Insurance Amount plus $10.00.
                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3B (2000)(NJ)

                                         PROCESSING DATE: XXX XX, XXXX
                                         POLICY NO. XX XXX XXX

                            CONTRACT DATA CONTINUED

  subtracting a monthly charge for the cost of insurance of up to the maximum
  -----------
  monthly rate (see Table of Maximum Monthly Insurance Rates) multiplied by the coverage amount divided by $1000. The coverage amount is equal to the death benefit (see Death Benefit) minus the contract fund.

  subtracting a maximum monthly charge for the following benefits:
  -----------

   the maximum monthly charge for Rider VL 194 C during the first four contract years is the rate shown under the Table of Maximum Monthly Insurance Rates, plus $0.05 multiplied by the rider amount (shown under Survivorship Insurance) divided by $1,000.

--------------------------------------------------------------------------------
Schedule of Maximum Surrender Charges

 For a full surrender at the beginning of the contract year indicated, the maximum charge we will deduct from the contract fund is shown below. For a full surrender at other times, the surrender charge will reflect the completed contract months that have passed since the last anniversary.

For a Surrender Occurring

 At the Start of                     The Maximum Surrender
  Contract Year                            Charge is
--------------------------------------------------------------------------------
       1                                  [$2,000.00]
       2                                  [$2,000.00]
       3                                  [$2,000.00]
       4                                  [$2,000.00]
       5                                  [$2,000.00]
       6                                  [$2,000.00]
       7                                  [$1,600.00]
       8                                  [$1,200.00]
       9                                    [$800.00]
       10                                   [$400.00]
       11 and later                           [$0.00]
--------------------------------------------------------------------------------

       We may also deduct a surrender charge when you decrease the Basic Insurance Amount or change the type of death benefit, and when you make a withdrawal. (See Decrease in Basic Insurance Amount, Changing the Type of Death Benefit, and Withdrawals.)
--------------------------------------------------------------------------------
                      CONTRACT DATA CONTINUED ON NEXT PAGE



Page 3C (2000)

                                         PROCESSING DATE: XXX XX, XXXX
                                         POLICY NO. XX XXX XXX

                            CONTRACT DATA CONTINUED

Variable Investment Options

  The Pruco Life of New Jersey Variable Appreciable Account

  Each variable investment option of this account invests in a specific portfolio of The Prudential Series Fund, Inc. and such other funds as we may specify from time to time. We show the available variable investment options of the account below. Unless we say otherwise, the variable investment options invest in funds or fund portfolios with the same names. This account is registered with the SEC under the Investment Company Act of 1940.

 The Prudential Series Fund, Inc.

  Money Market Portfolio
  Diversified Bond Portfolio
  Conservative Balanced Portfolio
  Flexible Managed Portfolio
  High Yield Bond Portfolio
  Stock Index Portfolio
  Equity Income Portfolio
  Equity Portfolio
  Prudential Jennison Portfolio
  Global Portfolio

 AIM Variable Insurance Funds, Inc.

  AIM V.I. Value Fund

 Janus Aspen Series

  Janus Aspen Growth Portfolio

 MFS Variable Insurance Trust

  MFS Emerging Growth Series

 T. Rowe Price International Series, Inc.

  T. Rowe Price International Stock Portfolio

                      CONTRACT DATA CONTINUED ON NEXT PAGE


Page 3D (2000)(NJ)

                                         PROCESSING DATE: XXX XX, XXXX
                                         POLICY NO. XX XXX XXX

                            CONTRACT DATA CONTINUED

 American Century Variable Portfolio, Inc.

  American Century VP Value Fund

 Templeton Variable Products Series Fund

  Franklin Small Cap Investments Fund-Class 2

Fixed Interest Rate Investment Option

 The fixed interest rate investment option is funded by the general account of the Company. It is described in the Fixed Investments provision of this contract.

--------------------------------------------------------------------------------

Initial Allocation of Invested Premium Amounts

 [Fixed Interest Rate Investment Option]            [40%]
 [Flexible Managed Portfolio]                       [60%]

--------------------------------------------------------------------------------
                              END OF CONTRACT DATA



Page 3E (2000)

                                         PROCESSING DATE: XXX XX, XXXX
                                         POLICY NO. XX XXX XXX

                                    TABLE(S)

                    Table of Death Benefit Guarantee Values

These values are used to determine the death benefit guarantee as described under Death Benefit Guarantee. The values on contract anniversaries are shown below. On a date that falls between two anniversaries, the value will fall between the values for those anniversaries considering the time that has passed since the last anniversary.

The Limited Death Benefit Guarantee period is the first [23] contract years.

                                             Limited               Lifetime
           Contract                       Death Benefit         Death Benefit
         Anniversary                     Guarantee Value       Guarantee Value
--------------------------------------------------------------------------------
        Contract Date                          [$0.00]               [$0.00]
             1st                           [$1,674.97]           [$5,631.90]
             2nd                           [$3,416.94]          [$11,489.08]
             3rd                           [$5,228.59]          [$17,580.54]
             4th                           [$7,112.71]          [$23,915.66]
             5th                           [$8,968.51]          [$30,400.51]

             6th                          [$25,550.39]          [$37,144.75]
             7th                          [$30,352.64]          [$44,158.76]
             8th                          [$35,346.98]          [$51,453.33]
             9th                          [$40,541.09]          [$59,039.69]
             10th                         [$45,942.97]          [$66,929.50]

             11th                         [$51,560.92]          [$75,134.90]
             12th                         [$57,403.59]          [$83,668.52]
             13th                         [$63,479.97]          [$92,543.48]
             14th                         [$69,799.40]         [$101,773.44]
             15th                         [$76,371.61]         [$111,372.60]

             16th                         [$83,206.71]         [$121,355.73]
             17th                         [$90,315.21]         [$131,738.18]
             18th                         [$97,708.05]         [$142,535.93]
             19th                        [$105,396.61]         [$153,765.59]
             20th                        [$113,392.71]         [$165,444.44]

             21st                        [$121,708.65]         [$177,590.44]
             22nd                        [$130,357.23]         [$190,222.28]
             23rd                        [$139,351.75]         [$203,359.40]
             24th                                              [$217,022.00]
             25th                                              [$231,231.10]

                        TABLE(S) CONTINUED ON NEXT PAGE

Page 4 (2000)

                                 PROCESSING DATE: XXX XX, XXXX
                                 POLICY NO. XX XXX XXX

                               TABLE(S) CONTINUED

                                  Limited                        Lifetime
      Contract                   Death Benefit                 Death Benefit
     Anniversary                Guarantee Value               Guarantee Value
--------------------------------------------------------------------------------
        26th                                                   [$246,008.57]
        27th                                                   [$261,377.14]
        28th                                                   [$277,360.45]
        29th                                                   [$293,983.09]
        30th                                                   [$311,270.64]

        31st                                                   [$329,249.69]
        32rd                                                   [$347,947.90]
        33rd                                                   [$367,394.04]
        34th                                                   [$387,618.03]
        35th                                                   [$408,650.98]

        36th                                                   [$430,525.24]
        37th                                                   [$453,274.47]
        38th                                                   [$476,933.67]
        39th                                                   [$501,539.24]
        40th                                                   [$527,129.03]

        41st                                                   [$553,742.42]
        42nd                                                   [$581,420.34]
        43rd                                                   [$610,205.38]
        44th                                                   [$640,141.82]
        45th                                                   [$671,275.72]

        46th                                                   [$703,654.97]
        47th                                                   [$737,329.39]
        48th                                                   [$772,350.79]
--------------------------------------------------------------------------------
On the [23rd] Contract Anniversary, if your accumulated net payments (premium payments accumulated at 4% annual interest less any withdrawals accumulated at 4% annual interest) are equal to the Limited Death Benefit Guarantee Value shown above for that anniversary, a monthly net premium payment (premium less any withdrawal) of no more than [$6,472.52]. would be needed to bring the accumulated net payments up to the Lifetime Death Benefit Guarantee Value shown above for the next anniversary.
--------------------------------------------------------------------------------
                        TABLE(S) CONTINUED ON NEXT PAGE



Page 4A (2000) (NJ)

                                      PROCESSING DATE: XXX XX, XXXX
                                      POLICY NO. XX XXX XXX

                               TABLE(S) CONTINUED

              Table of Maximum Monthly Insurance Rates per $1,000

   Contract        Maximum                        Contract          Maximum
    Year         Monthly Rate                       Year          Monthly Rate
--------------------------------------------------------------------------------
     1            [0.00346]                          26            [3.59752]
     2            [0.01159]                          27            [4.16392]
     3            [0.02168]                          28            [4.80287]
     4            [0.03412]                          29            [5.52620]
     5            [0.04921]                          30            [6.34146]

     6            [0.06728]                          31            [7.25393]
     7            [0.08873]                          32            [8.25881]
     8            [0.11463]                          33            [9.34439]
     9            [0.14605]                          34            [10.49932]
     10           [0.18443]                          35            [11.71790]

     11           [0.23149]                          36            [12.99841]
     12           [0.28919]                          37            [14.34320]
     13           [0.35833]                          38            [15.76527]
     14           [0.44016]                          39            [17.29274]
     15           [0.53580]                          40            [18.99353]

     16           [0.64692]                          41            [20.97260]
     17           [0.77599]                          42            [23.40832]
     18           [0.92855]                          43            [26.56868]
     19           [1.11005]                          44            [30.68652]
     20           [1.32664]                          45            [35.84659]

     21           [1.58423]                          46            [44.77000]
     22           [1.88796]                          47            [61.99667]
     23           [2.23965]                          48            [83.33333]
     24           [2.64066]
     25           [3.09213]
--------------------------------------------------------------------------------

       We may charge less than the maximum monthly rates. From time to time, we will consider the need to change the rates we charge. We describe the factors we use to determine such changes under General Provisions.

       See the Basis of Computation for a description of the basis we use to compute these rates.

--------------------------------------------------------------------------------
                         TABLES CONTINUED ON NEXT PAGE

Page 4B (2000)

                                      PROCESSING DATE: XXX XX, XXXX
                                      POLICY NO. XX XXX XXX

                               TABLE(S) CONTINUED

                         Table of Attained Age Factors

These factors are used to determine your death benefit as described under Death Benefit Provisions.

These factors apply during each contract year starting on the contract anniversary when the younger insured's attained age is as shown.

   Attained Age of                              Attained Age of
   Younger Insured           Factors            Younger Insured      Factors
--------------------------------------------------------------------------------
         52                  [3.70]                   76             [1.65]
         53                  [3.60]                   77             [1.61]
         54                  [3.40]                   78             [1.60]
         55                  [3.30]                   79             [1.52]

         56                  [3.20]                   80             [1.50]
         57                  [3.10]                   81             [1.45]
         58                  [3.00]                   82             [1.42]
         59                  [2.90]                   83             [1.40]
         60                  [2.80]                   84             [1.36]

         61                  [2.70]                   85             [1.33]
         62                  [2.60]                   86             [1.31]
         63                  [2.50]                   87             [1.30]
         64                  [2.40]                   88             [1.26]
         65                  [2.32]                   89             [1.24]

         66                  [2.30]                   90             [1.22]
         67                  [2.20]                   91             [1.20]
         68                  [2.10]                   92             [1.19]
         69                  [2.03]                   93             [1.17]
         70                  [2.00]                   94             [1.15]

         71                  [1.91]                   95             [1.13]
         72                  [1.90]                   96             [1.10]
         73                  [1.80]                   97             [1.07]
         74                  [1.74]                   98             [1.06]
         75                  [1.70]                   99             [1.04]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                END OF TABLE(S)



Page 4C (2000)